 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 30, 2018

Outlook Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37759	38-3982704
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7 Clarke Drive Cranbury, New Jersey	08512
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (609) 619-3990

Oncobiologics, Inc.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 30, 2018, the Board of Directors (the “Board”) of Outlook Therapeutics, Inc. (formerly, Oncobiologics, Inc., the “Company”) appointed Mr. Terry Dagnon as Chief Operating Officer, its principal operating officer, with immediate effect. The Board also appointed Mr. Jeff Evanson as Chief Commercial Officer effective as of November 30, 2018.

Mr. Dagnon, age 57, is the Company’s newly appointed Chief Operating Officer. From March 2015 through November 2018, Mr. Dagnon was Senior Vice President of Operations at Dohmen Life Science Services, and from March 2014 to March 2015 acted as its Vice President, Regulatory Affairs. From April 2013 through March 2014, Mr. Dagnon provided consulting services through a proprietary company, and prior thereto, held various positions at Alcon, a Novartis Company, where he last served Head of Regulatory Affairs, North America, from October 2012 through April 2013, and prior thereto served in a variety of roles with increasing responsibility in regulatory affairs from December 1999 through October 2012. Prior to a career in the life sciences industry, Mr. Dagnon served 11 years on active duty with the United States Army and was a SFC/E-7 Special Forces Green Beret 18D Senior Non-Commissioned Officer. Mr. Dagnon received his B.S. in Healthcare Administration from Wayland Baptist University and an M.S. in Regulatory Affairs from San Diego State University.

Mr. Evanson, age 50, is the Company’s newly appointed Chief Commercial Officer. Mr. Evanson has led Scott Three Consulting, LLC as Founder and President since April 2018, and from September 2014 through April 2018, served as a Managing Director in the Life Science Practice of Navigant. Prior to joining Navigant, Mr. Evanson was the Vice President and Global Commercial Head of the Pharmaceutical Franchise at Alcon, a Novartis Company, from April 2010 to September 2014. Mr. Evanson serves on the Board of Directors of Children’s HeartLink, and was formerly a two-term member of the Board of Directors of Gillette Children’s Hospital in St. Paul, Minnesota, from 2008 to 2014. Mr. Evanson received his M.B.A. from the University of Minnesota, and a B.A. in Chemistry from the University of St. Thomas in St. Paul Minnesota.

Both Messrs. Dagnon and Evanson are providing services to the Company pursuant to its strategic partnership agreement (the “ONS-5010 Agreement”), effective February 15, 2018, with MTTR, LLC (“MTTR”). The Company will not be paying Mr. Dagnon or Mr. Evanson any direct compensation as consultants or as employees. Both Messrs. Dagnon and Evanson will be compensated directly by MTTR for services provided to the Company as the Company’s Chief Operating Officer and Chief Commercial Officer, respectively, pursuant to the ONS-5010 Agreement. Messrs. Dagnon and Evanson are eligible for equity awards under the Company’s equity compensation plans as may be determined by the Compensation Committee of the Board. The Company also entered into its standard form of indemnity agreement for executive officers with each of them.

Under the ONS-5010 Agreement, MTTR is acting as a consultant to the Company on the development of ONS-5010, in exchange for a monthly fee, and, if approved, a percentage of net profits. Mr. Dagnon has a 16.66% ownership interest in MTTR. In the year ended September 30, 2018, MTTR earned an aggregate of $437,498 of monthly consulting fees (or $58,333 per month), and was paid a total of $602,629, which includes such consulting fees, expense reimbursement and an initial upfront payment of $75,000. Beginning February 2019, the monthly fee increases to $105,208 per month, and then, after launch of ONS-5010 in the United States, to $170,833 per month (the amount of which is reduced by 50% in the event net sales of ONS-5010 are below a certain threshold million per year). The Company also agreed to pay MTTR a tiered percentage of the net profits of ONS-5010 ranging in the low- to mid-teens, with the ability to credit monthly fees paid to MTTR. Unless earlier terminated, the ONS-5010 Agreement expires, on a country-by-country basis, upon the later of expiration of any regulatory exclusivity in such country and, in certain major market countries, ten years after launch of ONS-5010 in such major market country, and in all other countries in the territory, ten years after launch of ONS-5010 in any country in the territory. Either party may terminate the ONS-5010 Agreement upon the uncured material breach of the ONS-5010 Agreement by the other party or upon a bankruptcy or insolvency of the other party. Additionally, the Company is permitted to terminate the ONS-5010 Agreement in the event of certain specified development or commercial failures of ONS-5010 and may terminate either the entire agreement or with respect to certain consultants in the event that certain consultants are not able to perform their obligations under the agreement and a suitable replacement consultant is not found. Additionally, in the event of a change of control of the Company or sale of its rights to ONS-5010, MTTR will be entitled to additional consideration equal to its profit sharing percentage multiplied by the value of the applicable transaction that relates to ONS-5010 (subject to certain adjustments).

Messrs. Dagnon and Evanson have also agreed to provide consulting services to an affiliate of BioLexis Pte. Ltd., the Company’s controlling stockholder and strategic partner pursuant to a separate arrangement.

Mr. Dagnon and Mr. Evanson do not have a family relationship with any of our directors or other executive officers.

The Company will file a copy of the ONS-5010 Agreement with its Annual Report on Form 10-K for the fiscal year ended September 30, 2018.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On November 30, 2018, the Company filed a Certificate of Amendment to its Amended and Restated Certificate of Incorporation (the “Amendment”) to effect a change of its name from “Oncobiologics, Inc.” to “Outlook Therapeutics, Inc.” The name change became effective upon the filing of the Amendment.

The foregoing description is qualified in its entirety by the full text of the Amendment, which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 8.01.	Other Information.

On December 3, 2018, the Company issued a press release announcing the management changes and new corporate name described above, which press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
3.1	Certificate of Amendment to the Amended and Restated Certificate of Incorporation.
99.1	Press release dated December 3, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Outlook Therapeutics, Inc.

Date: December 6, 2018	By:	/s/ Lawrence A. Kenyon
Lawrence A. Kenyon
Chief Executive Officer and Chief Financial Officer